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                                                                   Exhibit 10.17

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS (THE "ACTS"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE ACTS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

                           CONVERTIBLE PROMISSORY NOTE

$2,000,000                                                        APRIL __, 2001

         FOR VALUE RECEIVED, LEARN2.COM, INC., a Delaware corporation having its principal executive offices at 1311 Mamaroneck Avenue, Suite 210, White Plains, New York 10605 ("Borrower") hereby promises to pay to the order of E-STAMP CORPORATION, a Delaware corporation having its principal executive offices at 2051 Stierlin Court, Mountain View, California 94043 ("Holder"), the principal sum of TWO MILLION DOLLARS ($2,000,000) and, together with such amount, all interest accrued hereunder as provided herein. This Convertible Promissory Note is hereinafter referred to as this "Note".

         1. LOAN AND TERMS OF PAYMENT.

                  1.1 THE LOAN. Borrower acknowledges indebtedness to Holder in the amount of Two Million Dollars ($2,000,000) (the "Loan").

                  1.2 INTEREST. The Loan shall accrue interest from the date hereof until the Loan is paid in full at a rate equal to ten percent (10%) per annum (based on a three hundred and sixty five (365) day year).

                  1.3 PRINCIPAL AND INTEREST REPAYMENT. Subject to the provisions of Sections 2 and 4 hereof, the principal amount of this Note, together with accrued and unpaid interest thereon, shall be due and payable on April 30, 2002 (the "Maturity Date"). Subject to the provisions of Section 4 hereof, no payment of interest shall be made until the Maturity Date.

                  1.4 PARI PASSU. Subject to the Security Agreement, this Note shall rank pari passu with and equal in right with the indebtedness of Borrower pursuant to that certain 6% Convertible Debenture, dated March 10, 2000 (the "RGC Indebtedness"), issued to RGC International Investors, LDC in the aggregate principal amount of $10,000,000.

                  1.5 FORM OF PAYMENT. Both the principal amount of this Note, and all interest accrued thereon, shall be paid in such currency of the United States of America as shall be legal tender at the time of payment, and all payments or prepayments of principal and interest and other sums due pursuant to this Note shall be made by certified check to Holder at its address set forth above, or in immediately available funds by wire transfer to Holder's account at such bank as Holder shall have previously designated to Borrower. When any date on which principal and interest are due and payable falls on a Saturday, Sunday or legal holiday, then such payment shall be due and
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payable on the first business day immediately following such date and interest shall be payable at the rate set forth herein for the period of such extension.

                  1.6 OPTIONAL PREPAYMENT. Subject to earlier conversion pursuant to Section 2, this Note may be prepaid by Borrower, in whole or in part, at any time or from time to time, without premium or penalty, upon thirty
(30) days' prior written notice by Borrower to Holder. All prepayments made on this Note shall be applied first to the payment of all unpaid interest accrued on this Note, and then to the outstanding and unpaid principal amount of this Note as of the date of the payment.

         2. CONVERSION.

                  2.1 RIGHTS, PRIVILEGES AND PREFERENCES. The Series E Stock shall have the rights, privileges and preferences set forth in ANNEX A hereto.

                  2.2 RIGHT OF CONVERSION. Subject to and in compliance with the provisions of this Section 2, Holder may, at its option and at any time, convert all, or any portion of, the principal amount of this Note, together with accrued and unpaid interest thereon, into shares of Series E Convertible Preferred Stock of Borrower (the "Series E Stock") at a per share conversion price equal to $1000. In the event that Holder desires to convert this Note into shares of Series E Stock, Holder shall surrender this Note at the office of Borrower and shall give written notice to Borrower at such office that it elects to convert the same. Thereupon, Borrower shall promptly issue and deliver to Holder a certificate or certificates for the number of shares of Series E Stock to which Holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of this Note and notice, and the person entitled to receive the shares of Series E Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Series E Stock on such date.

         3. COVENANTS OF BORROWER.

                  3.1 LIMITATIONS ON ADDITIONAL INDEBTEDNESS. So long as Borrower shall have any obligation under this Note, Borrower shall not, without the Holder's written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof, (b) indebtedness to trade creditors incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay this Note, or (d) asset based borrowings involving accounts receivable or inventory financing or leaseholds.

                  3.2 RESERVATION OF SERIES E STOCK. So long as Borrower shall have any obligation under this Note, Borrower shall reserve from its authorized but unissued Preferred Stock a sufficient number of shares of Series E Stock to provide for the issuance of Series E Stock upon the conversion of this Note and shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock issuable upon conversion of those shares of Series E Stock.

                  3.3 NASDAQ APPROVAL. If the issuance of the Series E Stock pursuant to the provisions of Section 2 above would require approval of Borrower's stockholders, or the Nasdaq


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Stock Market or other governmental or regulatory authority, Borrower shall promptly make such filings and take such other actions as are necessary or advisable to obtain such approval or an exemption therefrom. Pending such approval or exemption therefrom, Holder may nonetheless convert that portion of this Note that is then convertible into the maximum number of shares of Series E Stock permitted by applicable law and the applicable rules and regulations of the National Stock Market.

                  3.4 NOTIFICATION OF EVENTS OF DEFAULT. Borrower shall immediately notify Borrower of the occurrence of an Event of Default described in subsection 4.1 below.

         4. EVENTS OF DEFAULT.

                  4.1 DEFINITION OF EVENT OF DEFAULT. Any one or more of the following events shall constitute an Event of Default:

                           (a) Borrower fails to pay on the due date any
principal or interest on this Note, or any other amount due under this Note, when and as the same shall become due and payable, whether at the due date thereof or at the date fixed for prepayment thereof or by acceleration thereof or otherwise, and such default shall continue unremedied for a period of five
(5) business days;

                           (b) Borrower fails to perform or observe any other
covenant or agreement contained in this Note to be performed by it, and such breach is not cured or such failure continues for a period of ten (10) business days after receipt of written notice by Borrower from the Holder stating that such notice is notice of an Event of Default.

                           (c) A default or event of default shall have occurred
with respect to the RGC Indebtedness, which default shall not have been waived or cured within any applicable grace period provided in the RGC Indebtedness, and which results in the acceleration of the maturity date thereof;

                           (d) An involuntary proceeding shall be commenced or
an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, or of a substantial part of the property or assets of Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or for a substantial part of the property or assets of Borrower or
(iii) the winding-up or liquidation of Borrower, and any such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

                           (e) Borrower shall (i) voluntarily commence any
proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (d) above,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or for a


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substantial part of the property or assets of Borrower, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as and when they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                           (f) The Board of Directors of Borrower shall have
withdrawn, modified or changed in a manner adverse to Holder its approval or recommendation of the Agreement and Plan of Merger between Borrower and Holder dated April 19, 2001 (the "Merger Agreement") or the merger of Borrower and Holder (the "Merger"), or shall have recommended an Acquisition Proposal (as defined in the Merger Agreement) relating to Borrower with a person other than Holder;

                           (g) Borrower shall have executed an agreement in
principle or definitive agreement relating to an Acquisition Proposal (as defined in the Merger Agreement) relating to Borrower with a person other than Holder; or

                           (h) Borrower shall have breached any representation,
warranty, covenant or other agreement contained in the Merger Agreement, which breach results in a Material Adverse Effect (as defined in the Merger Agreement) on Borrower and cannot be or has not been cured within fifteen (15) days after the giving of written notice by Holder to Borrower, and which results in Holder's termination of the Merger Agreement.

                  4.2 RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence of any Event of Default, Holder, at its option, may declare the entire principal amount of this Note then outstanding, together with accrued and unpaid interest thereon, (i) immediately due and payable in the event of any Event of Default other than an Event of Default described in subsection 4.1(h) above, or (ii) due and payable sixty days after the termination of the Merger Agreement upon the occurrence of an Event of Default described in subsection 4.1(h), in each case without presentment, demand, protest or notice or other formality of any kind; provided that, upon the occurrence of an Event of Default described in subsections 4.1(d) and (e) above, this Note shall automatically become due and payable without presentment, demand, protest or notice or other formality of any kind.

                  4.3 OTHER REMEDIES. If any Event of Default has occurred and is continuing, irrespective of whether this Note has become or has been declared immediately due and payable under Section 4.2, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         5. RESTRICTIONS ON TRANSFER.

                  This Note and the Series E Stock issuable upon conversion hereof shall not be transferable prior to the termination of the Merger Agreement.

         6. MISCELLANEOUS.


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                  6.1 UNCONDITIONAL OBLIGATION; WAIVERS. The obligations of
Borrower to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Borrower hereby waives presentment and demand for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for under this Note, and shall be directly and primarily liable for the payment of all amounts owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder. No waiver of any provision of this Note shall be effective unless in writing, signed by Holder, and a waiver of any one provision shall not constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of Borrower under this Note. No failure to exercise and no delay in exercising, on the part of Holder, any right, power or privilege under this Note shall operate as a waiver thereof nor shall partial exercise of any right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

                  6.2 NOTICES AND ADDRESSES. Any notice, demand, request, waiver, or other communication under this Note shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by telecopy; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:


                 To Borrower:               Learn2.com, Inc.
                                            1311 Mamaroneck Avenue, Suite 210
                                            Mamaroneck, New York 10605
                                            Fax: (914) 682-4440
                                            Attention: President

                 with a copy to:            Swidler Berlin Shereff Friedman, LLP
                                            The Chrysler Building
                                            405 Lexington Avenue
                                            New York, New York 10174
                                            Fax: (212) 891-9598
                                            Attention: Gerald Adler, Esq.

                 To Holder:                 E-Stamp Corporation
                                            2051 Stierlin Court
                                            Mountain View, California 94043
                                            Fax: (650) 919-7533
                                            Attention: President

                 with a copy to:            Wilson Sonsini Goodrich & Rosati
                                            650 Page Mill Road
                                            Palo Alto, California 94304-1050
                                            Fax: (650) 493-6811


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                                            Attention: N. Anthony Jeffries, Esq.

                  6.3 LOST, STOLEN OR MUTILATED NOTE. Upon receipt by Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of unsecured indemnity satisfactory to it, and upon reimbursement to Borrower of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, Borrower will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

                  6.4 SEVERABILITY; BINDING EFFECT. Any provision of this Note which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Note or affecting the validity or unenforceability of any of the terms and provisions of this Note in any other jurisdiction. This Note shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

                  6.5 EXPENSES. If any action is instituted to collect this Note, Borrower promises to pay all costs and expenses, including without limitation, reasonable attorneys' fees and costs, incurred in connection with such action.

                  6.6 USURY. Anything in this Note to the contrary notwithstanding, it is expressly stipulated and agreed that the intent of Borrower and the Holder is to comply at all times with all usury and other laws relating to this Note. If the laws of the State of Delaware or any other jurisdiction would now or hereafter render usurious, or are revised, repealed or judicially interpreted, so as to render usurious, the indebtedness evidenced by this Note, then it is the Borrower's and the Holder's express intent that all excess amounts theretofore collected by the Holder be credited to the principal balance of this Note (or, if the Note has been paid in full, refunded to the Borrower), and the provisions of this Note immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

                  6.7 GOVERNING LAW. This Note shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to principles of conflicts of law.

                  6.8 AMENDMENTS. This Note cannot be changed orally or terminated orally. Any amendment of, or supplement to or other modification of this Note must be in a written instrument executed by both parties hereto.

                  6.9 SECTION HEADINGS. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.


                     [THIS SPACE INTENTIONALLY LEFT BLANK.]


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         IN WITNESS WHEREOF, this Note has been executed and delivered as of the date specified above.


                                        LEARN2.COM, INC.


                                        By:
                                           -------------------------------------


                                        Name:
                                             -----------------------------------


                                        Title:
                                              ----------------------------------